Exhibit T3B.31
EQUIPMENT ACCEPTANCE CORPORATION
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Amended and Restated
BY-LAWS
Adopted September 15, 20031
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ARTICLE I
OFFICES
     Section 1. The office of the corporation shall be located in the County of New York, State of New York.
     Section 2. The principal office of the corporation shall be located at 1 CIT Drive, Livingston, New Jersey 07039.
     Section 3. The corporation may also have offices at such other places both within and without the State of New York as the board of directors may from time to time determine or the business of the corporation may require.
ARTICLE II
ANNUAL MEETINGS OF STOCKHOLDERS
     Section 1. All meetings of stockholders for the election of directors shall be held at the principal office of the corporation or at such places within or without the State of New York as set forth in the Notice of Meeting or in a duly executed Waiver of Notice thereof.
     Section 2. The annual meeting of the stockholders shall be held on the date at the time as shall be designated, from time to time by the Board of Directors and stated in the notice of the Annual Meeting sent to stockholders in accordance with these by-laws and the Business Corporation Act of New York. At such meeting the stockholders shall elect by a plurality vote a Board of Directors and transact such other business as may properly come before the meeting. If the Annual Meeting of stockholders is not held as herein prescribed, the election of Directors may be held at any meeting thereafter called.
     Section 3. Written or electronic notice of the annual meeting stating the place, date and hour of the Meeting shall be delivered not less than ten nor more than sixty days before the date of the meeting, by or at the direction of the president, the secretary, or the officer or persons calling the meeting, to each stockholder of record entitled to vote at such meeting.

[1]	Article VIII, Section 12, paragraph 1 was amended by Board resolution on August 3, 2009.

ARTICLE III
SPECIAL MEETINGS OF STOCKHOLDERS
     Section 1. Special meetings of stockholders may be held at such time and place within or without the State of New York as shall be stated in the notice of the meeting or in a duly executed waiver of notice thereof.
     Section 2. Special meetings of the stockholders, for any purpose or purposes, unless otherwise prescribed by law or by the certificate of incorporation, may be called by the president, the board of directors, or the holders of not less than fifty percent (50%) of the votes of all the shares entitled to vote at the meeting.
     Section 3. Written or electronic notice of a special meeting stating the place, date and hour of the meeting and the purpose or purposes for which the meeting is called, shall be delivered not less than ten nor more than sixty days before the date of the meeting, by or at the direction of the president, the secretary, or the officer or persons calling the meeting, to each stockholder of record entitled to vote at such meeting. The notice should also indicate that it is being issued by, or at the direction of, the person calling the meeting.
     Section 4. The business transacted at any special meeting of stockholders shall be limited to the purposes stated in the notice.
ARTICLE IV
QUORUM AND VOTING OF STOCK
     Section 1. The holders of a majority of the shares of stock issued and outstanding and entitled to vote, represented in person or by proxy, shall constitute a quorum at all meetings of the stockholders for the transaction of business except as otherwise provided by statute or by the certificate of incorporation. If, however, such quorum shall not be present or represented at any meeting of the stockholders, the share-holders present in person or represented by proxy shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented. At such adjourned meeting at which a quorum shall be present or represented any business may be transacted which might have been transacted at the meeting as originally notified.
     Section 2. If a quorum is present, the affirmative vote of a majority of the votes cast in favor of or against an action shall be the act of the stockholders, unless the vote of a greater or lesser number of shares of stock is required by law or the certificate of incorporation. Except as otherwise provided in the certificate of incorporation or the specific provision of a by-law adopted by the stockholders, an abstention shall not constitute a vote cast.
     Section 3. Each outstanding share of stock having voting power shall be entitled to one vote on each matter submitted to a vote at a meeting of stockholders. A stockholder may vote either in person or by proxy authorized in accordance with law.
     Section 4. The board of directors in advance of any stockholders’ meeting may appoint one or more inspectors to act at the meeting or any adjournment thereof. If inspectors are not so appointed, the person presiding at a stockholders’ meeting may, and, on the request of any stockholder entitled to vote thereat, shall appoint one or more inspectors. If the corporation has a class of voting stock that is listed on a national securities exchange or authorized for quotation on an interdealer quotation system of a registered national securities association, one or more inspectors shall be appointed as provided herein. In case any person appointed as inspector fails to appear or act, the vacancy may be filled by the board in advance of the meeting or at the meeting by the person presiding thereat. Each inspector, before entering upon the discharge of his duties, shall take and sign an oath faithfully to execute the duties of inspector at such meeting with strict impartiality and according to the best of his ability.
     Section 5. Whenever stockholders are required or permitted to take any action by vote, such action may be taken without a meeting on written consent, setting forth the action so taken, signed by the holders of all outstanding shares entitled to vote thereon or, if the certificate of incorporation so permits, signed by the holders of outstanding shares having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing.
ARTICLE V
DIRECTORS
     Section 1. The number of directors constituting the entire board shall be not less than one (1) nor more than nine (9). Within said limits, such number of directors shall be fixed by resolution of the board of directors or by the Stockholders at the annual meeting. Directors shall be at least eighteen years of age and need not be residents of the State of New York nor stockholders of the corporation. The directors, other than the first board of directors, shall be elected at the annual meeting of the stockholders, except as hereinafter provided, and each director elected shall serve until the next succeeding annual meeting and until his successor shall have been elected and qualified. The first board of directors shall hold office until the first annual meeting of stockholders.
     Section 2. Except as otherwise provided in the corporation’s Certificate of Incorporation, as amended from time to time, or any Certificate of Designation, any or all of the directors may be removed, with or without cause, at any time by the vote of the stockholders at a special meeting called for that purpose.
     Any director may be removed for cause by the action of the directors at a special meeting called for that purpose.
     Section 3. Except as otherwise provided in the corporation’s Certificate of Incorporation, as amended from time to time, or any Certificate of Designation, newly created directorships resulting from an increase in the board of directors and all vacancies occurring in the board shall be filled by election at an annual meeting, or at a special meeting of stockholders called for that purpose. A director elected to fill a vacancy shall be elected for the unexpired portion of the term of his predecessor in office. A director elected to fill a newly created directorship shall serve until the next succeeding annual meeting of stockholders and until his successor shall have been elected and qualified.

     Section 4. The business affairs of the corporation shall be managed by its board of directors which may exercise all such powers of the corporation and do all such lawful acts and things as are not by law or by the certificate of incorporation or by these by-laws directed or required to be exercised or done by the stockholders.
     Section 5. The directors may keep the books of the corporation, except such as are required by law to be kept within the state, outside the State of New York, at such place or places as they may from time to time determine.
     Section 6. The board of directors, by the affirmative vote of a majority of the directors then in office, and irrespective of any personal interest of any of its members, shall have authority to establish reasonable compensation of all directors for services to the corporation as directors, officers or otherwise.
ARTICLE VI
MEETINGS OF THE BOARD OF DIRECTORS
     Section 1. Meetings of the board of directors, regular or special, may be held either within or without the State of New York.
     Section 2. The first meeting of each newly elected board of directors shall be held immediately following the Annual Meeting of stockholders at the place of such Annual Meeting of Stockholders, and no notice of such meeting shall be necessary, provided a quorum shall be present, or it may convene at such place and time as shall be fixed by the consent in writing of all the directors.
     Section 3. Regular meetings of the board of directors may be held upon such notice, or without notice, and at such time and at such place as shall from time to time be determined by the board.
     Section 4. Special meetings of the board of directors may be called by the president on three (3) days’ notice to each director, either personally or by mail or by facsimile telecommunication or by electronic communication; special meetings shall be called by the president or secretary in like manner and on like notice on the written request of two directors.
     Section 5. Notice of a meeting need not be given to any director who submits a signed waiver of notice whether before or after the meeting, or who attends the meeting without protesting, prior thereto or at its commencement, the lack of notice. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the board of directors need be specified in the notice or waiver of notice of such meeting.
     Section 6. A majority of the directors in office shall constitute a quorum for the transaction of business unless a greater or lesser number is required by law or by the certificate of incorporation. The vote of a majority of the directors present at any meeting at which a quorum is present shall be the act of the board of directors, unless the vote of a greater number is required by law or by the certificate of incorporation. If a quorum shall not be present at any meeting of directors, the directors present may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.
     Section 7. Unless otherwise restricted by the certificate of incorporation or these by-laws, members of the board of directors, or any committee designated by the board of directors, may participate in a meeting of the board of directors, or any committee, by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at the meeting.
     Section 8. Unless the certificate of incorporation provides otherwise, any action required or permitted to be taken at a meeting of the directors or a committee thereof may be taken without a meeting if a consent in writing to the adoption of a resolution authorizing the action so taken, shall be signed by all of the directors entitled to vote with respect to the subject matter thereof.
     Section 9. Committees. The Board of Directors, by resolution adopted by a majority of the entire Board, may designate from among its members one or more committees, each consisting of one or more Directors, and each of which, to the extent provided in such resolution, shall have all the authority of the Board. However, no such committee shall have authority as to any of the following matters:
     (a) the submission to Stockholders of any action as to which Stockholders’ authorization is required by law;
     (b) the filling of vacancies on the Board of Directors or on any committee;
     (c) the fixing of compensation of any Director for serving on the Board or on any committee;
     (d) the amendment or repeal of these By-Laws, or the adoption of new By-Laws; or
     (e) the amendment or repeal of any resolution of the Board of Directors which, by its terms, shall not be so amendable or repealable.
     The Board of Directors may designate one or more Directors as alternate members of any such committee who may replace any absent member or members at any meeting of such committee. Each such committee shall serve at the pleasure of the Board of Directors and shall keep minutes of its meetings and report the same to the Board of Directors.
ARTICLE VII
NOTICES
     Section 1. Whenever, under the provisions of the statutes or of the certificate of incorporation or of these by-laws, notice is required to be given to any director or stockholder, it shall not be construed to mean personal notice, but such notice may be given in writing, by mail, addressed to such director or stockholder, at his address as it appears on the records of the corporation, with postage thereon prepaid, and such notice shall be deemed to be given at the time when the same shall be deposited in the United States mail. Notice to stockholders may also be given electronically in accordance with law. Notice to directors may also be given by facsimile telecommunication or by other electronic means.
     Section 2. Whenever any notice of a meeting is required to be given under the provisions of the statutes or under the provisions of the certificate of incorporation or these by-laws, a waiver thereof in writing signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice. stockholders may also submit waivers of notice electronically in accordance with law.
ARTICLE VIII
OFFICERS
     Section 1. The officers of the corporation shall be chosen by the board of directors and shall be a chief executive officer, a president, one or more vice-presidents, a secretary, a treasurer, a controller, and such other officers as the board of directors may determine, who shall have such duties, powers and functions as hereinafter provided. Any two or more offices may be held by the same person.
     Section 2. A slate of officers, none of whom need be a member of the board, shall be elected or appointed at the Annual Meeting of the board of directors which immediately follows the Annual Meeting of stockholders, and each officer so elected shall hold office until the following Annual Meeting of the board of directors.
     Section 3. The board of directors may appoint such other officers and agents as it shall deem necessary who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the board of directors.
     Section 4. The Chairman of the Board, the President or the Chief Executive Officer together with the Secretary of the Corporation may appoint any such other officers or agents, other than a Chief Executive Officer, President or Secretary, fix their term of office, and prescribe their respective authorities and duties.
     Section 5. The officers of the corporation shall hold office until their successors are chosen and qualify. Any officer elected or appointed by the board of directors may be removed, with or without cause, at any time by the affirmative vote of a majority of the board of directors. Any vacancy occurring in any office of the corporation shall be filled by the board of directors.
     Section 6. Any officer elected or appointed by the Chairman of the Board, the Chief Executive Officer or the President together with the Secretary of the Corporation may be removed by said officers and/or the Board of Directors at any time, with or without cause.
     Section 7. If, for any reason, any elected or appointed officer of the Corporation ceases to be employed by CIT Group Inc. or any of its affiliates, such cessation of employment shall have the same effect as if such individual resigned as an officer of the Corporation. Under such circumstances, the Board of Directors shall not require the resigning officer to deliver a signed resignation, but instead, based on information received from the Human Resources Department of CIT Group Inc. or any of its affiliates, the Secretary or any Assistant Secretary of the Corporation shall file with the minutes of the meetings of the Corporation a notice of the officer’s cessation of employment and consequent resignation as an officer of the Corporation.
THE CHIEF EXECUTIVE OFFICER
     Section 8. The chief executive officer shall oversee the overall business and management of the corporation; shall report to the stockholders on the business and affairs of the corporation; and shall perform such duties as from time to time may be assigned to him by the stockholders or the board of directors.
THE PRESIDENT
     Section 9. The president shall preside at all meetings of the stockholders and the board of directors, shall have general and active management of the business of the corporation and shall see that all orders and resolutions of the board of directors are carried into effect. The president shall report to the chief executive officer and the board of directors.
     Section 10. He shall execute bonds, mortgages and other contracts requiring a seal under the seal of the corporation, except where required or permitted by law to be otherwise signed and executed and except where the signing and execution thereof shall be expressly delegated by the board of directors to some other officer or agent of the corporation.
     Section 11. The officers of the corporation shall be responsible to the president for the proper and faithful discharge of their several duties, and shall each report to him as he may from time to time require.
THE VICE-PRESIDENTS
     Section 12.2 Categories of Vice Presidents may include, but are not limited to, Executive Vice President, Senior Vice President and Assistant Vice President. Categories of Managing Directors may include, but are not limited to, Senior Managing Director, Managing Director, and Director. The title of Director, or any rank thereof, as described in this Article shall not possess the same authority nor be interchangeable with the title of Director as used when referring to the members of the Board of Directors defined under Article III of these By-Laws. In addition to those authorities set out below, each Vice President and Managing Director shall have such duties and authorities as may be described by the Board of Directors or by the officer to whom such Vice President or Managing Director reports. The term Vice President(s) as used in these By-Laws shall include all ranks of Vice President, Managing Director, and all ranks of

[2]	Article VIII, Section 12, paragraph 1 was amended by Board resolution on August 3, 2009 to add the office of Managing Director and ranks thereof, to the sections describing the office of Vice President.

Managing Director.
     The Vice Presidents shall possess the power to sign all certificates, contracts, obligations and other instruments to which the Corporation is a party and such execution by any one of the Vice Presidents shall be legal, valid, and binding upon the Corporation. During the absence or disability of the President, the Vice President or, if there are more than one, the Vice Presidents in the order of (i) rank, (ii) election, or (iii) as determined by the board of directors, shall have all of the powers and functions of the President. Each Vice President shall perform such other duties as the President may delegate or as the Board of Directors shall prescribe.
THE SECRETARY AND ASSISTANT SECRETARIES
     Section 13. The secretary shall attend all meetings of the board of directors and all meetings of the stockholders and record all the proceedings of the meetings of the corporation and of the board of directors in a book to be kept for that purpose and shall perform like duties for the standing committees when required. He shall give, or cause to be given, notice of all meetings of the stockholders and special meetings of the board of directors, and shall perform such other duties as may be prescribed by the board of directors or president, under whose supervision he shall be. He shall have custody of the corporate seal of the corporation and he, or an assistant secretary, shall have authority to affix the same to any instrument requiring it and, when so affixed, it may be attested by his signature or by the signature of such assistant secretary. The board of directors may give general authority to any other officer to affix the seal of the corporation and to attest the affixing by his signature.
     Section 14. The assistant secretary or, if there be more than one, the one so designated by the Secretary, the President or the board of directors, shall, in the absence or disability of the secretary, perform the duties and exercise the powers of the secretary and shall perform such other duties and have such other powers as the secretary, the president or the board of directors may from time to time prescribe.
THE TREASURER AND ASSISTANT TREASURERS
     Section 15. The treasurer shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the corporation in such depositories as may be designated by the board of directors.
     Section 16. He shall disburse the funds of the corporation as may be ordered by the board of directors, taking proper vouchers for such disbursements, and shall render to the president and the board of directors at its regular meetings, or when the board of directors so requires, an account of all his transactions as treasurer and of the financial condition of the corporation.
     Section 17. If required by the board of directors, he shall give the corporation a bond in such sum and with such surety or sureties as shall be satisfactory to the board of directors for the faithful performance of the duties of his office and for the restoration to the corporation, in case of his death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in his possession or under his control belonging to the corporation.
     Section 18. The assistant treasurer, or, if there shall be more than one, the one so designated by the Treasurer, the President or the board of directors, shall, in the absence or disability of the treasurer, perform the duties and exercise the powers of the treasurer and shall perform such other duties and have such other powers as the Treasurer, the President or the Board of Directors may from time to time prescribe.
THE CONTROLLER AND ASSISTANT CONTROLLER
     Section 19. The Controller shall examine and certify the accounts of the Corporation and shall report to the Board of Directors or to such officer as the Board of Directors may require.
     Section 20. During the absence or disability of the Controller, the Assistant Controller, or, if there be more than one, the one so designated by the Controller, the President or the Board of Directors, shall have all the powers and functions of the Controller. The Assistant Controller shall perform all such other duties as may be prescribed by the Treasurer, the President, or the Board of Directors.
ARTICLE IX
INDEMNIFICATION
     The Corporation shall indemnify its officers, directors, employees and agents to the extent set forth in the By-Laws of CIT Group Inc., the ultimate parent of the Corporation and/or any successor thereto, as permitted by the Business Corporation Act of New York, as amended.
ARTICLE X
CERTIFICATES FOR SHARES
     Section 1. The shares of the corporation shall be represented by certificates or shall be uncertificated. Certificates shall be signed by the chairman or vice-chairman of the board or the president or a vice-president and the secretary or an assistant secretary or the treasurer or an assistant treasurer of the corporation and may be sealed with the seal of the corporation or a facsimile thereof.
     When the corporation is authorized to issue shares of more than one class, there shall be set forth upon the face or back of the certificate, or the certificate shall have a statement that the corporation will furnish to any stockholder upon request and without charge, a full statement of the designation, relative rights, preferences, and limitations of the shares of each class authorized to be issued and, if the corporation is authorized to issue any class of preferred shares in series, the designation, relative rights, preferences and limitations of each such series so far as the same have been fixed and the authority of the board of directors to designate and fix the relative rights, preferences and limitations of other series.

     Within a reasonable time after the issuance or transfer of any uncertificated shares there shall be sent to the registered owner thereof a written notice containing the information required to be set forth or stated on certificates pursuant to paragraphs (b) and (c) of Section 508 of the New York Business Corporation Law.
     Section 2. The signatures of the officers of the corporation upon a certificate may be facsimiles if the certificate is countersigned by a transfer agent or registered by a registrar other than the corporation itself or an employee of the corporation, or if the shares are listed on a national security exchange. In case any officer who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer before such certificate is issued, it may be issued by the corporation with the same effect as if he were such officer at the date of issue.
LOST CERTIFICATES
     Section 3. The board of directors may direct a new certificate to be issued in place of any certificate theretofore issued by the corporation alleged to have been lost or destroyed. When authorizing such issue of a new certificate, the board of directors, in its discretion and as a condition precedent to the issuance thereof, may prescribe such terms and conditions as it deems expedient, and may require such indemnities as it deems adequate, to protect the corporation from any claim that may be made against it with respect to any such certificate alleged to have been lost or destroyed.
TRANSFERS OF SHARES
     Section 4. Upon surrender to the corporation or the transfer agent of the corporation of a certificate representing shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, a new certificate shall be issued to the person entitled thereto, and the old certificate cancelled and the transaction recorded upon the books of the corporation.
FIXING RECORD DATE
     Section 5. For the purpose of determining stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or to express consent to or dissent from any proposal without a meeting, or for the purpose of determining stockholders entitled to receive payment of any dividend or the allotment of any rights, or for the purpose of any other action, the board of directors may fix, in advance, a date as the record date for any such determination of stockholders. Such date shall not be more than sixty nor less than ten days before the date of any meeting nor more than sixty days prior to any other action. When a determination of stockholders of record entitled to notice of or to vote at any meeting of stockholders has been made as provided in this section, such determination shall apply to any adjournment thereof, unless the board fixes a new record date for the adjourned meeting.
REGISTERED STOCKHOLDERS
     Section 6. The corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and to hold liable for calls and assessments a person registered on its books as the owner of shares, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of New York.
LIST OF STOCKHOLDERS
     Section 7. A list of stockholders as of the record date, certified by the corporate officer responsible for its preparation or by a transfer agent, shall be produced at any meeting upon the request thereat or prior thereto of any stockholder. If the right to vote at any meeting is challenged, the inspectors of election, or person presiding thereat, shall require such list of stockholders to be produced as evidence of the right of the persons challenged to vote at such meeting and all persons who appear from such list to be stockholders entitled to vote thereat may vote at such meeting.
ARTICLE XI
GENERAL PROVISIONS
DIVIDENDS
     Section 1. Subject to the provisions of the certificate of incorporation relating thereto, if any, dividends may be declared by the board of directors at any regular or special meeting, pursuant to law. Dividends may be paid in cash, in shares of the capital stock or in the corporation’s bonds or its property, including the shares or bonds of other corporations subject to any provisions of law and of the certificate of incorporation.
     Section 2. Before payment of any dividend, there may be set aside out of any funds of the corporation available for dividends such sum or sums as the directors from time to time, in their absolute discretion, think proper as a reserve fund to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the corporation, or for such other purpose as the directors shall think conducive to the interest of the corporation, and the directors may modify or abolish any such reserve in the manner in which it was created.
CHECKS
     Section 3. All checks or demands for money and notes of the corporation shall be signed by such officer or officers or such other person or persons as the board of directors may from time to time designate.
FISCAL YEAR
     Section 4. The fiscal year of the corporation shall be fixed by resolution of the board of directors.
SEAL
     Section 5. The corporate seal shall have inscribed thereon the name of the corporation, the year of its organization and the words “Corporate Seal, New York”. The seal may be used by causing it or a facsimile thereof to be impressed or affixed or in any manner reproduced.

ARTICLE XII
AMENDMENTS
     Section 1. These by-laws may be amended or repealed or new by-laws may be adopted at any regular or special meeting of stockholders at which a quorum is present or represented, by a majority of the votes cast by the shares entitled to vote in the election of any directors, provided notice of the proposed alteration, amendment or repeal be contained in the notice of such meeting. These by-laws may also be amended or repealed or new by-laws may be adopted by the affirmative vote of a majority of the board of directors at any regular or special meeting of the board. By-laws adopted by the board of directors may be amended or repealed by the stockholders.
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